Exhibit 1.1
EXECUTION COPY
NEWELL RUBBERMAID INC.
$300,000,000 AGGREGATE PRINCIPAL AMOUNT
5.50% CONVERTIBLE SENIOR NOTES DUE 2014
UNDERWRITING AGREEMENT
March 24, 2009
Merrill Lynch, Pierce, Fenner & Smith Incorporated
J.P. Morgan Securities Inc.
Friedman, Billings, Ramsey & Co., Inc.

UNDERWRITING AGREEMENT
March 24, 2009
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
J.P. MORGAN SECURITIES INC.
     As Representatives of the several Underwriters
c/o MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
One Bryant Park
New York, NY 10036
Ladies and Gentlemen:
     Newell Rubbermaid Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”) $300,000,000 in aggregate principal amount of its 5.50% Convertible Senior Notes due 2014 (the “Firm Notes”). In addition, the Company has granted to the Underwriters an option to purchase up to an additional $45,000,000 in aggregate principal amount of its 5.50% Convertible Senior Notes due 2014 (the “Optional Notes” and, together with the Firm Notes, the “Notes”), as provided in Section 2. Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and J.P. Morgan Securities Inc. (“JPM”) have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Notes. To the extent there are no additional Underwriters listed on Schedule A other than you, the terms Representatives and Underwriters as used herein shall mean you, as Underwriters. The terms Representatives and Underwriters shall mean either the singular or plural as the context requires.
     The Notes will be convertible on the terms, and subject to the conditions, set forth in the base indenture (the “Base Indenture”), dated as of November 1, 1995, between Newell Rubbermaid Inc. (formerly Newell Co.) and The Bank of New York Mellon Trust Company N.A., formerly known as The Bank of New York Trust Company, N.A. (as successor to JPMorgan Chase Bank, formerly The Chase Manhattan Bank (National Association), as trustee (the “Trustee”), as supplemented by a supplemental indenture relating to the Notes (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”). As used herein, “Conversion Shares” means the fully paid, nonassessable shares of common stock, par value $1.00 per share, of the Company (the “Common Stock”) to be received by the holders of the Notes upon conversion of the Notes pursuant to the terms of the Notes and the Indenture. The Notes will be convertible initially at a conversion rate of 116.1980 shares per $1,000 principal amount of the Notes, on the terms, and subject to the conditions, set forth in the Indenture.
     The Company hereby confirms its engagement of Friedman, Billings, Ramsey & Co., Inc. (“FBR”) as, and FBR hereby confirms its agreement with the Company to render services as, a “qualified independent underwriter”, within the meaning of Section (b)(15) of Rule 2720 of the Conduct Rules of The National Association of Securities Dealers, Inc. (the “NASD Conduct

Rules”) with respect to the offering and sale of the Notes. FBR, solely in its capacity as the qualified independent underwriter and not otherwise, is referred to herein as the “QIU.” The yield at which the Notes will be sold to the public shall not be lower than the yield recommended by the QIU.
     The Company hereby confirms its agreements with the Underwriters and the QIU as follows:
Section 1. Representations and Warranties of the Company.
     The Company hereby represents and warrants to, and covenants with, each Underwriter as follows:
     (a) The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-149887), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Notes. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, at each time of effectiveness under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is hereinafter referred to as the “Registration Statement.” Any preliminary prospectus supplement to the Base Prospectus that describes the Notes and the offering thereof and is used prior to filing of the Final Prospectus is hereinafter referred to as, together with the Base Prospectus, a “preliminary prospectus.” The term “Prospectus” shall mean the final prospectus relating to the Notes that is first filed pursuant to Rule 424(b) under the Securities Act after the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”). Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; any reference to any amendment or supplement to any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such preliminary prospectus or Prospectus, as the case may be, under the Exchange Act, and incorporated by reference in such preliminary prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.
     (b) Compliance with Registration and Exchange Act Requirements. The Registration Statement has become effective under the Securities Act. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement is in effect, the Commission has not issued any order or notice preventing or suspending the use of the Registration Statement, any preliminary prospectus or the Prospectus and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.
     Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, at each time of effectiveness and at the date hereof, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Prospectus (including any Prospectus wrapper), as amended or supplemented, as of its date, at the date hereof, at the time of any filing pursuant to Rule 424(b) under the Securities Act, at the Closing Date (as defined herein) and at any Subsequent Closing Date (as defined herein), did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof. There is no contract or other document required to be described in the Prospectus or to be filed as an exhibit to the Registration Statement that has not been described or filed as required.
     The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and, when read together with the Disclosure Package (as defined herein), none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and, when read together with the Disclosure Package (as defined herein), will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (c) Disclosure Package. The term “Disclosure Package” shall mean (i) the Base Prospectus and any preliminary prospectus, as amended or supplemented, (ii) the Final Term Sheet (as defined herein), (iii) any other issuer free writing prospectuses as defined in Rule 433 under the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package and (iv) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. As of 7:30 a.m., New York time, on the day after the execution and delivery of this Agreement (the “Applicable Time”), the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof.
     (d) Company is Well-Known Seasoned Issuer. (i) At the earliest time after the filing of the Registration Statement relating to the Notes that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(g)(2)) of the Securities Act, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Notes in reliance on the exemption of Rule 163 of the Securities Act, and (iv) at the Execution Time of this Agreement (with such date being used as the determination date for purposes of this clause (iv)), the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act. The Registration Statement is an “automatic shelf registration statement”, as defined in Rule 405 of the Securities Act, the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form, and the Company has not otherwise ceased to be eligible to use the automatic shelf registration statement form. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act, that initially became effective within three years of the date hereof. If at any time when Notes remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) of the Securities Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Notes, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify the Representatives of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the Registration Statement or for which the Company has otherwise become ineligible. References herein to the “Registration Statement” shall include such new registration statement or post-effective amendment, as the case may be.
     (e) Company Not Ineligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 under the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer.

     (f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering of Notes under this Agreement or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any prospectus or prospectus supplement that is or becomes part of the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof.
     (g) Accuracy of Statements in Prospectus. The statements in the Disclosure Package and the Prospectus under the headings “Description of Notes” and “Certain U.S. Federal Income Tax Considerations,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.
     (h) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of the last Subsequent Closing Date (as defined below) and the completion of the Underwriters’ distribution of the Notes, any offering material in connection with the offering and sale of the Notes other than a preliminary prospectus, the Prospectus, any Permitted Free Writing Prospectus (as defined herein), the Final Term Sheet (as defined herein) or the Registration Statement.
     (i) The Underwriting Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company.
     (j) Authorization of the Indenture. The Indenture has been duly authorized by the Company and has been qualified under the Trust Indenture Act of 1939, as amended (“the Trust Indenture Act”); on the Closing Date, the Indenture will have been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Trustee, will constitute a legally valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles; and the Indenture conforms in all material respects to the description thereof contained in the Disclosure Package and the Prospectus.
     (k) Authorization of the Notes. The Notes have been duly and validly authorized by the Company for issuance, offer and sale pursuant to this Agreement; when the Notes are executed, authenticated and issued in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement on the respective Closing Date (assuming due authentication of the Notes by the Trustee), such Notes will constitute legally valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles; and the Notes will conform in all material respects to the description thereof contained in the Disclosure Package and the Prospectus and will be in substantially the form filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.
     (l) Authorization of the Conversion Shares. The Conversion Shares have been duly authorized and reserved and, when issued upon conversion of the Notes in accordance with the terms of the Notes and the Indenture, will be validly issued, fully paid and nonassessable, and the issuance of such shares will not be subject to any preemptive or similar rights.
     (m) No Stamp or Transfer Taxes. There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges under federal law, the laws of any state, or any political subdivisions thereof, or any other U.S. or non-U.S. governmental authority required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Notes or upon the issuance of Common Stock upon the conversion thereof.
     (n) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, or any persons with registration or other similar rights to have any equity or debt securities otherwise registered for sale under the Securities Act, other than securities registered on Form S-8 under the Securities Act.
     (o) Material Changes or Material Transactions. Except as otherwise disclosed in the Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Disclosure Package: (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) there have been no transactions entered into by the Company or any of its subsidiaries that are material to the Company and its subsidiaries considered as one enterprise, other than those in the ordinary course of business, and (iii) except for regular dividends on the Company’s common stock or preferred securities in amounts per share that are consistent with past practices or the applicable charter document or supplement thereto, respectively, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock..
     (p) Independent Accountants. Ernst & Young LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission as a part of or incorporated by reference in the Registration Statement and included or incorporated by reference in the Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company and its consolidated subsidiaries as required by the Securities Act, the Exchange Act and under the applicable rules and regulations of the Public Company Accounting Oversight Board.
     (q) Preparation of the Financial Statements. The financial statements filed with the Commission as a part of or incorporated by reference in the Registration Statement and included or incorporated by reference in the Disclosure Package and the Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of and at the dates indicated and the consolidated results of their operations and cash flows for the periods specified. The supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein. Such financial statements and supporting schedules comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement. The financial data set forth in the preliminary prospectus and the Prospectus fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Disclosure Package and the Prospectus. The Company’s ratios of earnings to fixed charges set forth in the Disclosure Package and the Prospectus have been calculated in compliance with Item 503(d) of Regulation S-K under the Securities Act.
     (r) Due Incorporation and Qualification. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement, the Indenture and the Notes; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise (a “Material Adverse Effect”).
     (s) Subsidiaries. Each subsidiary of the Company that is a significant subsidiary as defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act (each a “Significant Subsidiary”) has been duly incorporated, is validly existing as a corporation (or, in the case of a Significant Subsidiary that is not a corporation, duly formed or organized, as the case may be, as the applicable type of entity) in good standing under the laws of the jurisdiction of its incorporation (or, if applicable, formation or organization), has the power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and is duly qualified as a foreign corporation (or applicable type of entity) to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect; all of the issued and outstanding capital stock (or, in the case of a Significant Subsidiary that is not a corporation, the partnership, membership, joint venture or other ownership or equity interests), owned directly or indirectly by the Company, of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is so owned free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.
     (t) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Disclosure Package and the Prospectus under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Disclosure Package and the Prospectus or upon exercise of outstanding options described in the Disclosure Package and the Prospectus, as the case may be). The Common Stock (including the Conversion Shares) conforms in all material respects to the description thereof contained in the Disclosure Package and the Prospectus. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in the Disclosure Package and the Prospectus. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth or incorporated by reference in the Disclosure Package and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.
     (u) Conformance of Notes. The Notes conform in all material respects to the description thereof contained in the Disclosure Package and the Prospectus.
     (v) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its Significant Subsidiaries is (i) in violation or in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under its charter or by-laws (or, in the case of a Significant Subsidiary that is not a corporation, the provisions of the governing or organizational documents, as the case may be, applicable to that type of entity), (ii) in Default under any contract indenture, mortgage, loan or credit agreement, note, lease or other agreement, obligation, condition, covenant or instrument to which the Company or such Significant Subsidiary is a party or by which it may be bound (including, without limitation, the Company’s senior debt securities and the related senior indenture dated as of November 1, 1995, between Newell Rubbermaid Inc. (formerly Newell Co.) and The Bank of New York Trust Company, N.A. (as successor to JPMorgan Chase Bank; formerly The Chase Manhattan Bank (National Association), as trustee, relating to the senior debt securities, and the Credit Agreement dated as of November 14, 2005 by and among the Company, JPMorgan Chase Bank, N.A., as administrative agent, J.P. Morgan Securities Inc., as sole lead arranger and sole bookrunner, Bank of America, N.A., Barclays Bank PLC, BNP Paribas and Citicorp USA, Inc., as co-syndication agents, and each of the lenders signatory thereto) or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject (each, an “Existing Instrument”) or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Significant Subsidiary or any of its properties, as applicable, except with respect to clause (ii) only, for such Defaults as would not, individually or in the aggregate, have a Material Adverse Effect.
     The Company’s execution, delivery and performance of this Agreement, the Indenture and the Notes and consummation of the transactions contemplated thereby, by the Disclosure Package and by the Prospectus (including the issuance and sale of the Notes and the use of proceeds from the sale of the Notes as described in the Disclosure Package and the Prospectus under the caption “Use of Proceeds”) (i) have been duly authorized by all necessary corporate action and will not result in any Default under the charter or by-laws of the Company or any subsidiary (or, in the case of a subsidiary that is not a corporation, the provisions of the governing or organizational documents, as the case may be, applicable to that type of entity), (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument and (iii) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Significant Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Significant Subsidiaries or any of its or their properties. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement, the Indenture and the Notes and consummation of the transactions contemplated thereby, by the Disclosure Package and by the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the Financial Industry Regulatory Authority (“FINRA”).
     (w) Legal Proceedings; Contracts. Except as otherwise disclosed in the Disclosure Package and the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries (or has as the subject thereof any officer or director or, or property owned or leased by, the Company or any of its subsidiaries), which will, in the opinion of the Company, result in any Material Adverse Effect or will materially and adversely affect the performance by the Company of its obligations under this Agreement. There are no contracts or documents of the Company or any of its subsidiaries which are required to be filed or incorporated by reference as exhibits to the Registration Statement by the Securities Act or by the regulations under such statute which have not been so filed or incorporated by reference.

     (x) All Necessary Permits. Except as otherwise disclosed in the Disclosure Package and the Prospectus, the Company and each subsidiary possess such valid and current licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could have a Material Adverse Effect.
     (y) Tax Law Compliance. The Company and its consolidated subsidiaries have filed all necessary federal, state, local and foreign income and franchise tax returns in a timely manner and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for any taxes, assessments, fines or penalties as may be being contested in good faith and by appropriate proceedings. The Company has made appropriate provisions in the applicable financial statements referred to in Section 1(q) above in respect of all federal, state, local and foreign income and franchise taxes for all current or prior periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined.
     (z) Company Not an “Investment Company”. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Investment Company Act”). The Company is not, and after receipt of payment for the Notes and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in the preliminary prospectus and the Prospectus will not be, an “investment company” within the meaning of the Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.
     (aa) Compliance with Reporting Requirements. The Company is subject to and in full compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.
     (bb) No Restrictions on Dividends or Other Distributions. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends or other distributions to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Disclosure Package and the Prospectus.
     (cc) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.
     (dd) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required to be described in the preliminary prospectus or the Prospectus that have not been described as required.
     (ee) Internal Controls and Procedures. The Company and its subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its subsidiaries’ internal controls over financial reporting are effective and the Company and its subsidiaries are not aware of any material weakness in their internal controls over financial reporting.
     (ff) Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15 under the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 under the Exchange Act, and such disclosure controls and procedures are effective.
     (gg) Stock Options. Except as otherwise disclosed in the Disclosure Package and the Prospectus, with respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each Stock Option designated by the Company or the relevant subsidiary of the Company at the time of grant as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company or the relevant subsidiary of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the New York Stock Exchange (“NYSE”) and any other exchange on which the securities of the Company or the relevant subsidiary of the Company are traded, (iv) the per share exercise price of each Stock Option was equal to or greater than the fair market value of a share of Common Stock on the applicable Grant Date and (v) each such grant was properly accounted for in accordance with GAAP in the consolidated financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. Neither the Company nor any of its subsidiaries has knowingly granted, and there is no and has been no policy or practice of the Company or any of its subsidiaries of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.
     (hh) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (“FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
     (ii) No Conflict with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
     (jj) No Conflict with OFAC Laws. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (kk) Environmental Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Effect, and other than as described or incorporated by reference in the Disclosure Package and the Prospectus, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, licenses, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the Company’s or any of its subsidiaries’ knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or Environmental Laws.
     (ll) Insurance. Except as otherwise disclosed in the Disclosure Package and the Prospectus, the Company and its subsidiaries are insured by recognized and financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, without limitation, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of terrorism or vandalism and earthquakes. All policies of insurance insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, except where such denial or reservation would not result in a Material Adverse Effect; and neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have a Material Adverse Effect.
     (mm) Labor Matters. No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent, and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that, in either case, could have a Material Adverse Effect.
     (nn) Periodic Review of Costs of Environmental Compliance. In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect.
     (oo) Brokers. Except as otherwise disclosed in the Disclosure Package and the Prospectus, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.
     (pp) Sarbanes-Oxley Compliance. There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of any of their families, except as disclosed in the Disclosure Package and the Prospectus.
     (qq) Lending Relationship. Except as disclosed in the Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Notes hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.
     (rr) Catastrophic Events. The Company has not sustained a loss on account of fire, flood, accident, terrorism or other calamity which materially and adversely affects the business of the Company and its subsidiaries taken as a whole as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, regardless of whether or not such loss shall have been insured.
     (ss) Commodity Exchange Act. The Notes, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture, will be excluded or exempted under the provisions of the Commodity Exchange Act.
     Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.
Section 2. Purchase, Sale and Delivery of the Notes.
     (a) The Firm Notes. The Company agrees to issue and sell to the several Underwriters the Firm Notes upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective aggregate principal amount of Firm Notes set forth opposite their names on Schedule A. The purchase price per Firm Note to be paid by the several Underwriters to the Company shall be 97.0% of the aggregate principal amount thereof.
     (b) The Closing Date. Delivery of the Firm Notes to be purchased by the Underwriters and payment therefor shall be made at the offices of Winston & Strawn LLP, Chicago, Illinois, 60601 (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m., New York time, on March 30, 2009, or such other time and date not later than 1:30 p.m., New York time, on April 13, 2009 as the Representatives shall designate by notice to the Company (the time and date of such closing are referred to as the “Closing Date”).
     (c) The Optional Notes; any Subsequent Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an $45,000,000 aggregate principal amount of Optional Notes from the Company at the same price as the purchase price per Firm Note to be paid by the Underwriters for the Firm Notes. The option granted hereunder may be exercised at any time and from time to time upon notice by the Representatives to the Company, which notice may be given at any time within 13 days from the date of this Agreement. Such notice shall set forth (i) the amount (which shall be an integral multiple of $1,000 in aggregate principal amount) of Optional Notes as to which the Underwriters are exercising the option, (ii) the names and denominations in which the Optional Notes are to be registered and (iii) the time, date and place at which such Optional Notes will be delivered (which time and date may be simultaneous with, but not earlier than, the Closing Date; and in such case the term “Closing Date” shall refer to the time and date of delivery of the Firm Notes and the Optional Notes). Each time and date of delivery, if subsequent to the Closing Date, is hereinafter referred to as a “Subsequent Closing Date” and shall be determined by the Representatives and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. If any Optional Notes are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the aggregate principal amount of Optional Notes (subject to such adjustments to eliminate fractional amounts as the Representatives may determine) that bears the same proportion to the total aggregate principal amount of Optional Notes to be purchased as the aggregate principal amount of Firm Notes set forth on Schedule A opposite the name of such Underwriter bears to the total aggregate principal amount of Firm Notes. As used herein, the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City.
     (d) Public Offering of the Notes. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Notes as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Representatives, in their sole judgment, have determined is advisable and practicable.
     (e) Payment for the Notes. Payment for the Notes shall be made at the Closing Date (and, if applicable, at any Subsequent Closing Date) by wire transfer of immediately available funds to the order of the Company. It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Notes and any Optional Notes the Underwriters have agreed to purchase. The Representatives, individually and not as a Representative of the Underwriters, may (but shall not be obligated to) make payment for any Notes to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date or any Subsequent Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.
     (f) Delivery of the Notes. The Company shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters the Firm Notes at the Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters, the Optional Notes the Underwriters have agreed to purchase at the Closing Date or any Subsequent Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. Delivery of the Firm Notes and the Optional Notes shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters. The Company is advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Notes as soon after this Agreement is entered into as in the Representatives’ judgment is advisable.
     (g) Delivery of Prospectus to the Underwriters. Not later than 3:00 p.m. on the second business day in New York City following the date of this Agreement, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representatives shall request.
Section 3. Covenants of the Company.
     The Company covenants and agrees with each Underwriter as follows:
     (a) Representatives’ Review of Proposed Amendments and Supplements. During the period beginning at the Applicable Time and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Securities Act (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement to which the Representatives reasonably object.
     (b) Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Representatives in writing (i) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (ii) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (iii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iv) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order or notice preventing or suspending the use of the Registration Statement, any preliminary prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. The Company shall use its best efforts to prevent the issuance of any such stop order or notice of prevention or suspension of such use. If the Commission shall enter any such stop order or issue any such notice at any time, the Company will use its best efforts to obtain the lifting or reversal of such order or notice at the earliest possible moment, or, subject to Section 3(a), will file an amendment to the Registration Statement or will file a new registration statement and use its best efforts to have such amendment or new registration statement declared effective as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430B, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) under the Securities Act were received in a timely manner by the Commission.
     (c) Amendments and Supplements to the Registration Statement, Disclosure Package and Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if in the opinion of the Representatives it is otherwise necessary or advisable to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to (i) notify the Representatives of any such event or condition and (ii) promptly prepare (subject to Sections 3(a) and 3(c) hereof), file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law.
     (d) Final Term Sheet. The Company will prepare a final term sheet, containing solely a description of final terms of the Notes and the offering thereof, in the form approved by the Representatives and attached as Schedule B hereto (the “Final Term Sheet”) and will file such Final Term Sheet pursuant to Rule 433(d) of the Securities Act within the time required by such rule.
     (e) Permitted Free Writing Prospectuses. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Notes that constitutes or would constitute an Issuer Free Writing Prospectus or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) or a portion thereof required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act; provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Final Term Sheet and the free writing prospectus in the form of a press release announcing the transaction and certain recent developments set forth in Schedule C. Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
     (f) Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Representatives, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein) and the Disclosure Package as the Representatives may request.
     (g) Copies of the Registration Statement and the Prospectus. The Company will furnish to the Representatives and counsel for the Underwriters signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act, as many copies of each preliminary prospectus, the Prospectus and any supplement thereto and the Disclosure Package as the Representatives may reasonably request.
     (h) Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Notes for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws or other foreign laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Notes. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation, other than those arising out of the offering or sale of the Notes in any jurisdiction where it is not now so subject. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Notes for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.
     (i) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Notes sold by it in the manner described under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus.
     (j) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.
     (k) Earnings Statement. The Company agrees with each of the Underwriters to make generally available to its stockholders as soon as practicable, but in any event not later than 16 months after the date hereof, an earnings statement covering a period of at least 12 months beginning after the date hereof and otherwise satisfying Section 11(a) of the Securities Act.
     (l) Filing Fees. The Company agrees to pay the required Commission filing fees relating to the Notes within the time required by Rule 456(b)(1) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act.
     (m) Periodic Reporting Obligations. During the Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission and the NYSE all reports and documents required to be filed under the Exchange Act.
     (n) Agreement Not to Offer or Sell Additional Securities. During the period commencing on the date hereof and ending on the 90th day following the date of the Prospectus, the Company will not, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition of), or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of Common Stock, options or warrants to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement with respect to the Notes); provided, however, that these restrictions shall not apply to any action or transaction under any employee benefit plan of the Company existing and as in effect on the date hereof. Notwithstanding the foregoing, if (x) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event. The Company will provide the Representatives and any co-managers and each individual subject to the restricted period pursuant to the lockup letters described in Section 5(h) with prior notice of any such announcement that gives rise to an extension of the restricted period.
     (o) Compliance with Sarbanes-Oxley Act. The Company will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.
     (p) Future Reports to Stockholders. The Company agrees to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail.
     (q) Future Reports to the Representatives. During the period of five years hereafter, the Company will furnish to the Representatives, in the case of Merrill Lynch, at One Bryant Park, New York, NY 10036, Attn: ECM Legal, and, in the case of JPM, at 383 Madison Avenue, New York, NY 10179, Attn: ECM, (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, FINRA or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock.
     (r) Investment Limitation. The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Notes in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.
     (s) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Notes.
     (t) Lock-Up Agreements. The Company will enforce all agreements between the Company and any of its security holders to be entered into pursuant to this agreement that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company’s securities. In addition, if reasonably necessary to enforce such “lock-up” agreements, the

Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such “lock-up” agreements for the duration of the periods contemplated in such agreements.
     (u) Listing of Conversion Shares. The Company will use its best efforts to have the Conversion Shares approved by the NYSE for listing, in no event later than thirty (30) days following the date hereof and in compliance with the rules and regulations of the NYSE.
     (v) DTC. The Company will cooperate with the Representatives and use its best efforts to permit the Notes to be eligible for clearance and settlement through The Depository Trust Company.
     (w) Available Conversion Shares. The Company will reserve and keep available at all times, free of preemptive rights, the full number of Conversion Shares.
     (x) Conversion Price. Between the date hereof and the Closing Date, the Company will not do or authorize any act or thing that would result in an adjustment of the conversion price.
Section 4. Payment of Expenses.
     The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Notes (including all printing and engraving costs), (ii) all fees and expenses of the Trustee under the Indenture, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Notes to the Underwriters, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Notes for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Representatives, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, FINRA’s review and approval, if required, of the Underwriters’ participation in the offering and distribution of the Notes, (viii)  the fees and expenses associated with listing of the Conversion Shares on the NYSE, (ix) the expenses of the Company and the Underwriters in connection with the marketing and offering of the Notes, including all transportation and other expenses incurred in connection with presentations to prospective purchasers of the Notes, except that the Company and the Underwriters will each pay 50% of the cost of privately chartered airplanes used for such purposes, (x) the fees and expenses of DTC and any nominees thereof in connection with the Notes and (xi) all other fees, costs and expenses referred to in Item 14 of Part II of the

Registration Statement and the fees and expenses of the QIU. Except as provided in this Section 4, Section 6, Section 8 and Section 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.
Section 5. Conditions of the Obligations of the Underwriters.
     The obligations of the several Underwriters to purchase and pay for the Notes as provided herein on the Closing Date and, with respect to the Optional Notes, any Subsequent Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and, with respect to the Optional Notes, as of any Subsequent Closing Date as though then made, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:
     (a) Accountants’ Comfort Letter. On the date hereof, the Representatives shall have received from Ernst & Young LLP, independent public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, the form of which is attached as Exhibit A.
     (b) Compliance with Registration Requirements; No Stop Order; No Objection from FINRA. For the period from and after effectiveness of this Agreement and prior to the Closing Date and, with respect to the Optional Notes, any Subsequent Closing Date:
          (i) the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430B under the Securities Act, and such post-effective amendment shall have become effective;
          (ii) all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, including the Final Term Sheet, shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433 under the Securities Act;
          (iii) no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission, and the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form; and
          (iv) FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.
     (c) No Material Adverse Effect or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date and, with respect to the Optional Notes, any Subsequent Closing Date:

          (i) in the judgment of the Representatives there shall not have occurred any Material Adverse Effect;
          (ii) there shall not have been any change or decrease identified in the letter or letters referred to in paragraph (g) of this Section 5 from the letter or letters referred to in paragraph (a) of this Section 5 which is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Notes as contemplated by the Disclosure Package and the Prospectus; and
          (iii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.
     (d) Opinion of the General Counsel of the Company; Opinion of Company Counsel. On the Closing Date and any Subsequent Closing Date, the Representatives shall have received the favorable opinion of the General Counsel of the Company, and of Schiff Hardin LLP, counsel for the Company, dated as of such Closing Date or Subsequent Closing Date, forms of which are attached as Exhibit B.
     (e) Opinion of Counsel for the Underwriters; Opinion of Special Counsel for the Underwriters. On the Closing Date and any Subsequent Closing Date, the Representatives shall have received the favorable opinion of Winston & Strawn LLP, counsel for the Underwriters, and Davis Polk & Wardwell LLP, special counsel for the Underwriters, dated as of such Closing Date or Subsequent Closing Date, each in form and substance satisfactory to, and addressed to, the Representatives, with respect to the issuance and sale of the Notes, the Registration Statement, the Prospectus (together with any supplement thereto), the Disclosure Package and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (f) Officers’ Certificate. On the Closing Date and any Subsequent Closing Date, the Representatives shall have received a written certificate executed by the Chief Executive Officer of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Closing Date or Subsequent Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and any amendment or supplement thereto, any Issuer Free Writing Prospectus and any amendment or supplement thereto and this Agreement, to the effect set forth in subsections (b) and (c)(iii) of this Section 5, and further to the effect that:
          (i) for the period from and after the date of this Agreement and prior to such Closing Date or Subsequent Closing Date there has not occurred any Material Adverse Effect;
          (ii) the representations and warranties of the Company set forth in Section 1 of this Agreement are true and correct on and as of such Closing Date or Subsequent Closing Date with the same force and effect as though expressly made on and as of such Closing Date or Subsequent Closing Date; and
          (iii) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date or Subsequent Closing Date.
     (g) Bring-down Comfort Letter. On the Closing Date and any Subsequent Closing Date, the Representatives shall have received from Ernst & Young, LLP, independent public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to such Closing Date or Subsequent Closing Date.
     (h) Lock-Up Agreement from Certain Securityholders of the Company. On or prior to the date hereof, the Company shall have furnished to the Representatives an agreement in the form of Exhibit C hereto from each director and executive officer of the Company, and such agreements shall be in full force and effect on the Closing Date and any Subsequent Closing Date.
     (i) Listing of Conversion Shares. The Company shall have made application for the Conversion Shares to be approved for listing, subject to notice of issuance, on the NYSE, and will provide satisfactory evidence of such action to the Representatives.
     (j) Additional Documents. On or before the Closing Date and any Subsequent Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Notes as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.
     If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Date and, with respect to the Optional Notes, at any time prior to the applicable Subsequent Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8, Section 9 and Section 14 shall at all times be effective and shall survive such termination.
     The documents required to be delivered by this Section 5 shall be delivered at the office of Winston & Strawn LLP, counsel for the Underwriters, at 35 West Wacker Drive, Chicago, Illinois 60601, on the applicable delivery date.
Section 6. Reimbursement of Underwriters’ Expenses.
     If this Agreement is terminated pursuant to Section 5, Section 10 or Section 11 or if the sale to the Underwriters of the Notes on the Closing Date or any Subsequent Closing Date is not

consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Notes, including, without limitation, fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.
Section 7. Effectiveness of this Agreement.
     This Agreement shall not become effective until the execution of this Agreement by the parties hereto.
Section 8. Indemnification.
     (a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter, director, officer, employee, agent or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A, Rule 430B or Rule 430C under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, the information contained in the Final Term Sheet or in Schedule C, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or any prospectus wrapper material distributed in Canada in connection with foreign sales or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Underwriter, its officers, directors, employees, agents and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by Merrill Lynch after obtaining approval of such counsel from JPM) as such expenses are reasonably incurred by such Underwriter, or its officers, directors, employees, agents or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, the Final Term Sheet, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.
     (b) Indemnification of the Company, its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Issuer Free Writing Prospectus, the information contained in the Final Term Sheet, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Issuer Free Writing Prospectus, the Final Term Sheet, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, the Final Term Sheet, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in (i) the second paragraph under the subsection “Price Stabilization and Short Positions” under the caption “Underwriting” in the Prospectus and (ii) the first sentence under the subsection “Commissions and Discounts” under the caption “Underwriting” in the Prospectus. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.
     (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), reasonably approved by the indemnifying party (or by the Representatives in the case of Section 8(b)), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.
     (d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which shall not be withheld unreasonably, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
     (e) Indemnification of the QIU. Without limitation and in addition to its obligation under the other subsections of this Section 8, the Company agrees to indemnify and hold harmless the QIU, its directors, officers, employees and agents, and each person, if any, who controls the QIU within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such QIU, director, officer, employee, agent or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon the QIU’s acting as a “qualified independent underwriter” (within the meaning of NASD Conduct Rule 2720) in connection with the offering contemplated by this Agreement, and agrees to reimburse each such indemnified person for any legal or other expense reasonably incurred by them in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action as such expenses are incurred.
Section 9. Contribution.
     If the indemnification provided for in Section 8 is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the untrue statements or omissions or alleged untrue statements or alleged omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Notes as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.
     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 9.
     Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting discount or commission received by such Underwriter in connection with the Notes underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.
Section 10. Default of One or More of the Several Underwriters.
     If, on the Closing Date or a Subsequent Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Notes that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Notes to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the aggregate principal amount of Firm Notes set forth opposite their respective names on Schedule A bears to the aggregate principal amount of Firm Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date or a Subsequent Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Notes and the aggregate principal amount of Notes with respect to which such default occurs exceeds 10% of the aggregate principal amount of Notes to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Notes are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date or a Subsequent Closing Date, as the case may be, but in no event for longer than seven (7) days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.
     As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
Section 11. Termination of this Agreement.
     Prior to the Closing Date and, with respect to the Optional Notes, any Subsequent Closing Date, this Agreement may be terminated by the Representatives by notice given to the Company if at any time (i)  there shall have been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement and the

Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business; (ii) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the NYSE, or trading in securities generally on the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established by the Commission or FINRA or on either such stock exchange; (iii) a general banking moratorium shall have been declared by federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred; (iv) there shall have occurred any outbreak or escalation of national or international hostilities or declaration of a national emergency or war by the United States or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to market the Notes in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities, (v) if the rating assigned by any nationally recognized securities rating agency to any debt securities of the Company as of the date of this Agreement shall have been lowered since that date or if any such rating agency shall have publicly announced (other than a reaffirmation of a previous announcement) since such date that it has under a surveillance or review, with possible negative implications, its rating of any debt securities of the Company, or (vi) if there shall have come to the Representatives’ attention any facts that would cause the Representatives to reasonably believe that the Prospectus, at the time it was required to be delivered to the Underwriters, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time of such delivery, not misleading. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 4 and 6 hereof or (b) any Underwriter to the Company.
Section 12. No Advisory or Fiduciary Responsibility.
     The Company acknowledges and agrees that: (i) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
     This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Underwriters, or any of them, with respect to the subject matter hereof. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.
Section 13. Research Analyst Independence.
     The Company acknowledge that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waive and release, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advise communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.
Section 14. Representations and Indemnities to Survive Delivery.
     The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement (i) will remain operative and in full force and effect, regardless of any (A) investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the QIU, the officers or employees of any Underwriter or the QIU, or any person controlling the Underwriter or the QIU, the Company, the officers or employees of the Company or any person controlling the Company, as the case may be or (B) acceptance of the Notes and payment for them hereunder and (ii) will survive delivery of and payment for the Notes sold hereunder and any termination of this Agreement.

     Section 15. Notices.
     All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:
If to the Company:
Newell Rubbermaid Inc.
Three Glenlake Parkway, 13th Floor
Atlanta, Georgia 30328
Attention: Dale L. Matschullat
Facsimile: (770) 418-7738
If to Merrill Lynch:
Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, NY 10036
Facsimile: (646) 855-5016
Attention: Syndicate Department
with a copy to:
Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, NY 10036
Facsimile: (212) 230-8730
Attention: ECM – Legal
If to JPM:
J.P. Morgan Securities Inc.
383 Madison Avenue
New York, New York 10179
Attention: Equity Syndicate Desk
Facsimile: (212) 622-8358
If to the QIU:
Friedman, Billings, Ramsey & Co., Inc.
1001 Nineteenth St. North
Arlington, VA 22209
Attn:  General Counsel
Facsimile:  (703) 469-1140
     Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 16. Successors and Assigns.
     This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of (i) the Company, its directors, any person who controls the Company within the meaning of the Securities Act or the Exchange Act and any officer of the Company who signs the Registration Statement, (ii) the Underwriters, the officers, directors, employees and agents of the Underwriters, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act, (iii) the QIU, the QIU’s officers, directors, employees and agents, and each person, if any, who controls the QIU within the meaning of the Securities Act or the Exchange Act and (iv) the respective successors and assigns of any of the above, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Notes from any of the several Underwriters merely because of such purchase.
Section 17. Partial Unenforceability.
     The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
Section 18. Governing Law.
     THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
Section 19. General Provisions.
     This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.
     Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours, NEWELL RUBBERMAID INC.
By:	/s/ Dale L. Metz
Name:	Dale L. Metz
Title:	Vice President, Treasurer

     The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives and the QIU as of the date first above written.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
By:	/s/ Darivsh P. Maanavi
Name:	Darivsh P. Maanavi
Title:	Managing Director

J.P. MORGAN SECURITIES INC.
By:	/s/ Michael O’Donovan
Name:	Michael O’Donovan
Title:	Managing Director
Acting as Representatives of the several Underwriters named in the attached Schedule A.

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
By:	/s/ James R. Kleeblatt
Name:	James R. Kleeblatt
Title:	Executive Vice President
For themselves and on behalf of the several Underwriters named in the attached Schedule A.

SCHEDULE A

Aggregate Principal Amount
Underwriters	of Firm Notes to be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$148,500,000

J.P. Morgan Securities Inc.	$148,500,000

Friedman, Billings, Ramsey & Co., Inc.	$3,000,000

TOTAL	$300,000,000
[Schedule A]

SCHEDULE B
FINAL TERM SHEET
[Attached]
[Schedule B]

Pricing Term Sheet dated as of March 24, 2009	Filed pursuant to Rule 433 Registration File No. 333-149887 Supplementing the Preliminary Prospectus Supplement dated March 24, 2009
Newell Rubbermaid Inc.
Offering of
$300,000,000 aggregate principal amount of
5.50% Convertible Senior Notes due 2014
(the “Convertible Senior Notes Offering”)
The information in this pricing term sheet relates only to the Convertible Senior Notes Offering and should be read together with (i) the preliminary prospectus supplement dated March 24, 2009, including the documents incorporated by reference therein, and (ii) the related base prospectus dated March 25, 2008, each filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, Registration Statement No. 333-149887.

Issuer:	Newell Rubbermaid Inc., a Delaware corporation.

Ticker / Exchange for Common Stock:	NWL / The New York Stock Exchange (“NYSE”).

Trade Date:	March 24, 2009.

Settlement Date:	March 30, 2009.

Notes:	5.50% Convertible Senior Notes due 2014.

Aggregate Principal Amount Offered:	$300.0 million aggregate principal amount of Notes (excluding the underwriters’ option to purchase up to $45.0 million of additional aggregate principal amount of Notes to cover over-allotments, if any).

Public Offering Price:	$1,000 per Note / $300.0 million total.

Underwriting Discounts and Commissions:	$30.00 per Note / $9.0 million total.

Proceeds, Before Expenses, to the Issuer:	$970 per Note / $291.0 million total.

Maturity:	The Notes will mature on March 15, 2014, subject to earlier repurchase or conversion.

Annual Interest Rate:	5.50% per annum.

Interest Payment and Record Dates:	Interest will accrue from March 30, 2009, and will be payable semiannually in arrears on March 15 and September 15 of each year, beginning on September 15, 2009, to the person in whose name a Note is registered at the close of business on March 1 or September 1, as the case may be, immediately preceding the relevant interest payment date.

NYSE Last Reported Sale Price on March 24, 2009:	$6.62 per share of the Issuer’s common stock.

Conversion Premium:	30.0% above the NYSE Last Reported Sale Price on March 24, 2009.

Initial Conversion Price:	Approximately $8.61 per share of the Issuer’s common stock.

Initial Conversion Rate:	116.1980 shares of the Issuer’s common stock per $1,000 principal amount of Notes.

Conversion Trigger Price:	Approximately $11.19, which is 130% of the Initial Conversion Price.

Use of Proceeds:	The Issuer estimates that the proceeds from the Convertible Senior Notes Offering will be approximately $291.0 million ($334.7 million if the underwriters exercise their option to purchase additional Notes in full), after deducting fees and before estimated expenses. The Issuer expects to use (i) a portion of the net proceeds for the cost of the convertible note hedge transactions after such cost is offset by the proceeds of the warrant transactions described in “Convertible Note Hedge and Warrant Transactions” in the preliminary prospectus supplement dated March 24, 2009 and (ii) the remaining proceeds for general corporate purposes, including to repay short-term indebtedness.

Commissions and Discounts:	The underwriters have advised the Issuer that they propose initially to offer the Notes at a price of 100% of the principal amount of Notes, plus accrued interest from the original issue date of the Notes, if any, and to dealers at a price less a concession not in excess of 1.8% of the principal amount of the Notes, plus accrued interest from the original issue date of the Notes, if any. The following table shows the public offering price, underwriting discount and proceeds before expenses (which expenses, not including the underwriting discount, are estimated to be $1.0 million and are payable by the Issuer) to the Issuer. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Note	Without Option	With Option
Public offering price	$1,000	$300,000,000	$345,000,000
Underwriting discount	$30	$9,000,000	$10,350,000
Proceeds, before expenses, to the Issuer	$970	$291,000,000	$334,650,000

Joint Book-Running Managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated (49.5%) and J.P. Morgan Securities Inc. (49.5%)

Co-Manager:	Friedman, Billings, Ramsey & Co., Inc. (1%)

CUSIP Number:	651229 AH9

Convertible Note Hedge and Warrant Transactions:	The convertible note hedge transactions cover, subject to anti-dilution adjustments substantially similar to those applicable to the Notes, approximately 34.86 million shares of the Issuer’s common stock. The warrants issued to affiliates of the underwriters of the Notes cover, subject to customary anti-dilution adjustments, approximately 34.86 million shares of the Issuer’s common stock. The cost of the convertible note hedge transactions, after being partially offset by the proceeds from the sale of the warrants, was $31.5 million. If the option granted to the underwriters to purchase additional Notes is exercised, the Issuer will use a portion of the net proceeds from the sale of the additional Notes to increase the size of the convertible note hedge transactions. The Issuer will also sell additional warrants, which would result in additional proceeds to it.

Adjustment to Shares Delivered Upon Conversion Upon a Make-whole Fundamental Change:	The following table sets forth the number of additional shares to be added to the conversion rate per $1,000 principal amount of Notes for each stock price and effective date set forth below:

	Stock Price
Effective Date	$6.62	$7.00	$8.00	$9.00	$10.00	$15.00	$20.00	$30.00	$40.00	$60.00
March 30, 2009	34.8594	30.6396	22.7911	17.9856	14.9102	8.7127	6.4871	4.3548	3.2887	2.2227
March 15, 2010	34.8594	29.8225	21.2184	16.1056	12.9676	7.2666	5.4111	3.6374	2.7492	1.8604
March 15, 2011	34.8594	28.9559	19.3749	13.8717	10.6818	5.6598	4.2178	2.8362	2.1429	1.4487
March 15, 2012	34.8594	27.8872	17.0190	11.0391	7.8544	3.8531	2.8725	1.9186	1.4410	0.9612
March 15, 2013	34.8594	26.6591	13.1722	6.9058	4.1841	2.0141	1.5208	1.0284	0.7814	0.5288
March 15, 2014	34.8594	26.6591	8.8020	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
The exact stock prices and effective dates may not be set forth in the table above, in which case:
•	If the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year.

•	If the stock price is greater than $60.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

•	If the stock price is less than $6.62 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.
Notwithstanding the foregoing, in no event will the conversion rate exceed 151.0574 per $1,000 principal amount of Notes, subject to adjustments in the same manner as the conversion rate as set forth under “Description of Notes—Conversion Rate Adjustments” in the preliminary prospectus supplement dated March 24, 2009.
The Issuer has filed a registration statement (including a prospectus and a related preliminary prospectus supplement) with the U.S. Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the preliminary prospectus supplement, the accompanying prospectus in that registration statement and the other documents the Issuer has filed with the SEC for more complete information about the Issuer and the offering. You may get these documents for free by visiting EDGAR on the SEC’s website at http://www.sec.gov. Alternatively, copies may be obtained from Merrill Lynch & Co., Attn: Prospectus Department, 4 World Financial Center, New York, NY 10080, (866) 500-5408 or J.P. Morgan Securities Inc., National Statement Processing, Prospectus Library, 4 Chase Metrotech Center, CS Level, Brooklyn, NY 11245, (718) 242-8002.
This communication should be read in conjunction with the preliminary prospectus supplement dated March 24, 2009 and the accompanying prospectus. The information in this communication supersedes the information in the preliminary prospectus supplement and the accompanying prospectus to the extent it is inconsistent with the information in such preliminary prospectus supplement or the accompanying prospectus.
ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

SCHEDULE C
ISSUER FREE WRITING PROSPECTUS
[Attached]
[Schedule C]

News Release
Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No.: 333-149887
Newell Rubbermaid Announces $250 Million Convertible
Note Offering
- Reduces quarterly dividend to $.05; reaffirms Q1 normalized EPS guidance
- Takes actions to retain financial flexibility, protect investment grade credit rating and maintain consumer-driven innovation and brand-building investments
ATLANTA, March 24, 2009 - Newell Rubbermaid (NYSE: NWL) today announced that it intends to offer, subject to market and other conditions, $250 million aggregate principal amount of convertible senior notes due 2014 in a registered underwritten public offering. Newell Rubbermaid intends to grant the underwriters an option to purchase up to an additional $37.5 million aggregate principal amount of such convertible notes to cover over-allotments, if any.
In addition, the company has retained Banc of America Securities LLC and J.P. Morgan Securities Inc. to arrange a replacement 364-day trade receivables financing facility in an initially proposed maximum amount of up to $250 million, coincident with the expiration of the company’s existing $450 million receivables facility. Consummation of a new receivables facility is subject to customary closing conditions, the satisfactory completion of due diligence and final commitment by the facility providers.
The convertible note offering and the receivables facility are intended to permit the repayment of a portion of the approximately $750 million in debt that matures in the second half of 2009. Newell Rubbermaid plans to address its remaining debt obligations through the capital markets or other arrangements. The company reported cash on hand of $275 million as of December 31, 2008, anticipates operating cash flow of more than $400 million in 2009 and has additional funds available under its $690 million revolver agreement. Newell Rubbermaid believes the receivables financing facility and the convertible notes offering will improve financial flexibility and, combined with cash on hand and the revolver agreement, will enable the company to meet all near-term obligations and weather the current economic recession, while continuing to invest in consumer-driven innovation and brand building to drive long-term growth and create shareholder value.
Dividend Reduction
In connection with today’s announcement, Newell Rubbermaid’s Board of Directors also authorized a reduction in the quarterly common stock dividend to $0.05 per share from $0.105 per share. Although the company recognizes the importance of the dividend to shareholders, it believes that the reduced payout level demonstrates a strong commitment to maintaining its current investment grade rating while still providing a competitive and appropriate dividend yield.

News Release
Financial Outlook
The company reaffirmed its guidance for normalized EPS of $0.07-$0.12 for the first quarter of 2009, although its business continues to be adversely impacted by the global economic slowdown. The company now expects that first quarter sales will show a year over year percentage decline in the mid to high teens compared with the company’s previous guidance of a decline in the low to mid teens. Lower input costs and disciplined cost management are expected to offset the anticipated first quarter sales softness. The company also stated that it anticipates its first quarter operating cash usage will be approximately half of last year’s $123 million first quarter cash flow use. Normalized earnings per share is a non-GAAP financial measure within the meaning of the SEC’s Regulation G. Included below is a reconciliation of this non-GAAP financial measure to the most directly comparable financial measure calculated in accordance with GAAP.
Convertible Senior Notes
In connection with the offering of the $250 million aggregate principal amount of its convertible senior notes due 2014, Newell Rubbermaid also expects to enter into convertible note hedge transactions with counterparties that are affiliates of the representatives of the underwriters of the notes. The convertible note hedge transactions are expected to reduce the potential dilution to Newell Rubbermaid’s common stock upon conversion of the notes. Newell Rubbermaid also expects to enter into warrant transactions with the counterparties. However, the warrant transactions could separately have a dilutive effect to the extent that the market value per share of Newell Rubbermaid’s common stock exceeds the applicable strike price of the warrants.
In connection with establishing their initial hedge of the convertible note hedge and warrant transactions, the counterparties or their respective affiliates expect to enter into various derivative transactions with respect to Newell Rubbermaid’s common stock concurrently with or shortly after the pricing of the notes. This activity could increase or avoid a decrease in the market price of Newell Rubbermaid’s common stock or the notes at that time.
In addition, the counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivative transactions with respect to Newell Rubbermaid’s common stock and/or by selling or purchasing Newell Rubbermaid’s common stock in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during any observation period related to a conversion of the notes). This activity could also cause or avoid an increase or a decrease in the market price of Newell Rubbermaid’s common stock, which could affect noteholders’ ability to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the number of shares and value of the consideration that noteholders will receive upon conversion of the notes.
Newell Rubbermaid estimates that the proceeds from this offering will be approximately $243.1 million ($279.6 million if the underwriters exercise their option to purchase additional notes in full), after deducting fees and before estimated expenses. Newell Rubbermaid expects to use (i) a portion of the net proceeds for the cost of the convertible note hedge transactions after such cost is offset by the proceeds of the warrant transactions and (ii) the remaining proceeds for general corporate purposes, including repayment of 2009 debt maturities. If the option granted to the underwriters to purchase additional notes is exercised, Newell

News Release
Rubbermaid will use a portion of the net proceeds from the sale of additional notes to increase the size of the convertible note hedge transactions. Newell Rubbermaid will also sell additional warrants, which would result in additional proceeds to it. Newell Rubbermaid expects to use the remaining proceeds, together with the proceeds from the sale of additional warrants, for general corporate purposes.
Merrill Lynch & Co. and J.P. Morgan Securities Inc. will act as the joint book-running managers of the offering and Friedman, Billings, Ramsey & Co., Inc. will act as co-manager of the offering.
About Newell Rubbermaid
Newell Rubbermaid Inc., an S&P 500 company, is a global marketer of consumer and commercial products with sales of over $6 billion and a strong portfolio of brands, including Sharpie®, Paper Mate®, Dymo®, Expo®, Waterman®, Parker®, Rolodex®, Irwin®, Lenox®, BernzOmatic®, Rubbermaid®, TC®, Levolor®, Graco®, Aprica®, Calphalon® and Goody®.
This press release and additional information about Newell Rubbermaid are available on the company’s Web site, www.newellrubbermaid.com.

Contacts:

Nancy O’Donnell	David Doolittle
VP, Investor Relations	VP, Corporate Communications
(770) 418-7723	(770) 418-7519
Caution Concerning Forward-Looking Statements
Statements in this press release that are not historical in nature constitute forward-looking statements. These forward-looking statements may relate to, but are not limited to, information or assumptions about the effects of sales (including pricing), income/(loss), earnings per share, operating income or gross margin improvements or declines, Project Acceleration, capital and other expenditures, working capital, cash flow, dividends, capital structure, debt to capitalization ratios, availability of financing, interest rates, restructuring, impairment and other charges, potential losses on divestitures, impact of changes in accounting standards, pending legal proceedings and claims (including environmental matters), future economic performance, costs and cost savings (including raw material and sourced product inflation, productivity and streamlining), synergies, management’s plans, goals and objectives for future operations, performance and growth or the assumptions relating to any of the forward-looking statements. These statements generally are accompanied by words such as “intend,” “anticipate,” “expect,” “project,” “will,” “believe,” “estimate,” “target,” “plan,” “should,” “would” and similar statements. Company management cautions that forward-looking statements are not guarantees because there are inherent difficulties in predicting future results. Actual results could differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the company’s dependence on the strength of retail economies in light of the global economic slowdown; currency fluctuations; competition with other manufacturers and distributors of consumer products; major retailers’ strong bargaining power; changes in the prices of raw materials and sourced products and the company’s ability to obtain raw materials and sourced products in a timely manner from suppliers; its ability to develop innovative new products and to develop, maintain and strengthen its end-user brands; its ability to expeditiously close facilities and move operations while managing foreign regulations and other impediments;

News Release
its ability to manage successfully risks associated with divesting or discontinuing businesses and product lines; its ability to implement successfully information technology solutions throughout the organization; its ability to improve productivity and streamline operations; its ability to refinance short term debt on terms acceptable to the company, particularly given the recent turmoil and uncertainty in the global credit markets; changes to the company’s credit ratings; increases in the funding obligations related to its pension plans due to declining asset values or otherwise; the imposition of tax liabilities greater than the company’s provisions for such matters; the risks inherent in the company’s foreign operations and those factors listed in the company’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission. In addition, there can be no assurance that management has correctly identified and assessed all of the factors affecting the company or that the publicly available and other information it receives with respect to these factors is complete or correct. Changes in such assumptions or factors could produce significantly different results. The information contained in this news release is as of the date indicated. The company assumes no obligation to update any forward-looking statements contained in this news release as a result of new information or future events or developments.
Newell Rubbermaid has filed a registration statement (including a prospectus and a related preliminary prospectus supplement) with the U.S. Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus supplement and prospectus in that registration statement and other documents Newell Rubbermaid has filed with the SEC for more complete information about Newell Rubbermaid and this offering. You may get these documents for free by visiting EDGAR on the SEC’s website at http://www.sec.gov. Alternatively, copies may be obtained from Merrill Lynch & Co., Attn: Prospectus Department, 4 World Financial Center, New York, NY 10080, (866) 500-5408 or J.P. Morgan Securities Inc., National Statement Processing, Prospectus Library, 4 Chase Metrotech Center, CS Level, Brooklyn, NY 11245, (718) 242-8002.
First Quarter 2009 Normalized Earnings Per Share
A reconciliation of the first quarter earnings outlook is as follows:

Q1 2009
Diluted earnings per share from continuing operations:	$(0.01) to $0.04
Project Acceleration restructuring costs	$0.06 to $0.10

Normalized earnings per share	$0.07 to $0.12
The company has used certain financial measures that are included in this release both in presenting its results to stockholders and the investment community and in its internal evaluation and management of its businesses. The company’s management believes that these measures — including the “non-GAAP financial measure” — and the information they provide are useful to investors since these measures:
–	enable investors and analysts to compare the current non-GAAP measure with the corresponding non-GAAP measure used in the past, and

News Release
–	permit investors to view the company’s performance using the same tools that company management uses to evaluate the company’s past performance and prospects for future performance and to gauge the company’s progress in achieving its stated goals.
Management believes that normalized earnings per share is also useful because it provides investors with a meaningful perspective on the current underlying performance of the company’s continuing operations and because it helps determine the amount, if any, of cash bonuses for corporate management employees under the company’s management cash bonus plan. While management believes that this non-GAAP financial measure is useful in evaluating the company, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, this non-GAAP financial measure may differ from similar measures presented by other companies.
NWL-EA